EX-23.1
Consent of Holyfield & Thomas, LLC

Holyfield & Thomas, LLC
Certified Public Accountants
1601 Forum Place, Suite 801
West Palm Beach, Florida 33401
Telephone: 561/689-6000
Fax: 561/689-6001

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Injectomatic Systems International, Inc. (formerly Celebrity Entertainment, Inc.) of our report dated April 14, 2003 which appears in the December 31, 2002 annual report on Form 10-KSB of Celebrity
Entertainment, Inc. and Form 10Q-SB filed on May 5, 2003.


/s/ Holyfield & Thomas, LLC

West Palm Beach, Florida
July 22, 2003